UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 17, 2006

UROMED CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-23266

Delaware	38-3717938
(State of Incorporation)	(I.R.S. Employer Identification No.)

115 East 57th Street, Suite 1118, NEW YORK, NY	10022
(Address Of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (646) 202-9679

TABLE OF CONTENTS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
SIGNATURES

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On April 17, 2006, the Registrant, upon the written request of all of the holders of its Series A Preferred Stock (the "Preferred Stock"), agreed to the conversion of all 900,000 shares of its Preferred Stock into 9,000,000 restricted shares of common stock. Subsequent to this conversion, the Registrant has 16,254,382 shares of its common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

/s/ Ivo Heiden CEO and Chairman of the Board Ivo Heiden Date: April 17, 2006